Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
FRESH TRACKS THERAPEUTICS, INC.
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. All meetings of the stockholders shall be held at such place within or outside the State of Delaware as may be fixed from time to time by the Board of Directors or the chief executive officer, or if not so designated, at the registered office of the corporation.
Section 2.    Annual Meeting. An annual meeting of stockholders shall be held at such date, time and place as designated by the Board of Directors or the chief executive officer and stated in the notice of meeting. At the annual meeting the stockholders shall elect by a plurality vote those directors to hold office based on the number of directors in the class whose terms are expiring and do so for a term of three (3) years until the annual meeting of stockholders coinciding with the end of such term.
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business either (i) must be specified in a written notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the chief executive officer or secretary of the corporation, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at one of the principal executive office(s) of the corporation, not less than ninety (90) calendar days nor more than one-hundred and twenty (120) calendar days prior to the annual meeting; provided, however, that in the event that less than forty-five (45) calendar days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) business day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. In no event shall the adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).
Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.
The chairperson of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, or is otherwise not compliant with these bylaws, and if the chairperson should so determine, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Section 3.    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the corporation’s certificate of incorporation, may be called but only by the chief executive officer at his or her discretion, or by a resolution adopted by the affirmative vote of a majority of the Board of Directors. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
Section 4.    Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder entitled to vote at such meeting. Without limiting the manner by which notices of meetings otherwise may be given to stockholders, any such notice may be given by electronic transmission in the manner provided in the Delaware General Corporation Law. Notice of any meeting need not be given to any stockholder who, either before or after the meeting, shall submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
Section 5.    Voting List. The officer responsible for the stock ledger of the corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder limited to any purpose germane to the meeting for a period of at least ten (10) calendar days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; (b) during ordinary business hours, at the principal place of business of the corporation; or (c) either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
Section 6.    Quorum. The holders of one-third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws. A quorum, once established, shall not be broken by subsequent withdrawal of enough votes to leave less than a quorum.
Section 7.    Adjournments. Any meeting of stockholders may be adjourned from time to time, whether or not there is a quorum, to any other time and/or any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by the chair of such meeting or by any officer entitled to act as corporate secretary of such meeting, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8.    Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the corporation’s certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.    Voting and Proxies. Unless otherwise provided in the corporation’s certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy; provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy) and signed and dated by the stockholder personally or by the stockholder’s duly authorized attorney in fact. No such proxy shall be voted or acted upon after three (3) years from its effective date, unless the proxy expressly provides for a longer period.
Section 10.    Action by Consent. Unless otherwise restricted by the corporation’s certificate of incorporation or these bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, if a majority of the stockholders of the corporation consent thereto in writing or by electronic transmission.
ARTICLE II
DIRECTORS
Section 1.    Number, Election, Tenure and Qualification. The number of directors which shall constitute the whole board shall not be less than ~~three~~one (~~3~~1) nor more than nine (9). Within and according to such limit, the actual number of directors shall be determined by resolution of the Board of Directors, or by the stockholders at the annual, or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation, disqualification, or removal. Directors need not be stockholders. The directors shall be divided into three (3) classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.
Section 2.    Enlargement. The number of the Board of Directors may be increased at any time by vote of a majority of the directors then in office.
Section 3.    Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation,

nominations for election to the Board of Directors of the corporation at a meeting of stockholders may be made on behalf of the board by the nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by the nominating committee on behalf of the board, shall be made by notice in writing delivered or mailed by first class United States mail or a nationally recognized courier service, postage prepaid, to the secretary or assistant secretary of the corporation, and received by such officer not less than one hundred-twenty (120) calendar days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than ninety (90) calendar days’ notice of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the secretary or the assistant secretary of the corporation not later than the close of business on the seventh (7th) calendar day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are owned beneficially by each such nominee and by the nominating stockholder, (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended, and (v) a written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the corporate secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person consents to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected.
The chairperson of the meeting, if the facts warrant, may determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairperson should so determine, the chairperson shall so declare the meeting and the defective nomination shall be disregarded.
Section 4.    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until their successors are duly elected and shall qualify or until the director’s earlier death, resignation, disqualification, or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancy is filled.

Section 5.    Resignation and Removal. Any director may resign at any time for any reason upon giving written or electronic notice to the corporation at its principal place of business or to the chief executive officer or the secretary of the corporation. Such resignation shall be effective upon receipt of such notice by any of the foregoing unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation of the corporation.
Section 6.    General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done solely by the stockholders.
Section 7.    Chairperson of the Board. If the Board of Directors appoints a chairperson of the board, such chairperson, when present, shall preside at all meetings of the stockholders and the Board of Directors. The chairperson shall perform such duties and possess such powers as are customarily vested in the office of the chairperson of a board or as may be vested in the chairperson by the Board of Directors.
Section 8.    Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware to the extent held in the United States of America.
Section 9.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt written notice of such determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders. Notwithstanding the foregoing, the board shall meet at a minimum frequency of quarterly.
Section 10.    Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary of the corporation, or on the written request of three (3) or more directors, or by one (1) director in the event that there is only one (1) director in office. Four (4) hours’ notice to each director, either personally or by e-mail or other electronic transmission, commercial delivery service or similar means sent to such director’s business or home address, or three (3) calendar days’ notice by written notice deposited in the mail or delivered by a nationally recognized courier service, shall be given to each director by the secretary of the corporation or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
Section 11.    Quorum, Action at Meeting, Adjournments. At all meetings of the board, a majority of directors then in office, but in no event less than one third (1/3) of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be provided otherwise specifically by law or by the corporation’s certificate of incorporation. For purposes of this Section 11, the term “entire board” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if less than all the number so fixed of directors were elected, the “entire board” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 12.    Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, or applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the board or committee.
Section 13.    Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, or applicable law, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 14.    Committees. The Board of Directors, by resolution passed by a majority of the whole board, may designate one or more committees of the board, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation of the corporation or these bylaws, adopting an agreement of merger, acquisition or consolidation of the corporation in its entirety, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; and, unless the resolution designating such committee or the corporation’s certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or stock options or warrants. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business in compliance with applicable laws and these bylaws and the corporation’s certificate of incorporation, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board of Directors.
Section 15.    Compensation. Unless otherwise restricted by the certificate of incorporation of this corporation or these bylaws, or applicable law, the Board of Directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. Payment may be by cash or by stock or stock option or warrant, as determined by the Board of Directors otherwise in accordance with these bylaws. No such payment shall preclude any director from serving the corporation or its parent or affiliate or subsidiary corporations thereof in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.
ARTICLE III
OFFICERS
Section 1.    Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine, including, if desired, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. The chief executive officer is empowered to appoint in writing from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws or applicable laws otherwise provide.

Section 2.    Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose or re-affirm a president, a secretary and a treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent.
Section 3.    Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors or a committee of the board duly authorized to do so, except that any officer appointed by the chief executive officer also may be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written or electronic resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 4.    President. The president shall be the chief executive officer unless the Board of Directors otherwise provides. The president, unless the Board of Directors provides otherwise in a specific instance or generally, shall (i) conduct general and active management of the business of the corporation and (ii) be responsible that all orders and resolutions of the Board of Directors are implemented. The president further shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
Section 5.    Vice-Presidents. In the absence of the president or in the event of the president’s inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.
Section 6.    Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. The secretary or such other officer the secretary or chief executive officer may designate shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be from time to time prescribed by the Board of Directors or chief executive officer, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.
Section 7.    Chief Financial Officer. The chief financial officer shall be the principal financial officer of the corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors or the chief executive officer and as are customary for a principal financial officer.
Section 8.    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the chief executive officer.
Section 9.    Delegation of Authority. The Board of Directors or the chief executive officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE IV
NOTICES
Section 1.    Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these bylaws, written notice is required to be given by the corporation to any director, officer, stockholder or other person, such notice may be given by mail, addressed to such director, officer, stockholder or other person, at such person’s address as it appears on the records of the corporation or as otherwise requested in writing to the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited by the corporation in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by e-mail or electronic transmission, commercial delivery services or similar means, addressed to such director, officer, stockholder or other person at such person’s e-mail or address as it appears on the records of the corporation or as otherwise requested in writing to the corporation, in which case such notice shall be deemed to be given when delivered by the corporation into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it actually is given.
Section 2.    Waiver of Notice. Whenever any notice is required to be given by the corporation under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed and dated by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
INDEMNIFICATION
Section 1.    Actions Other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 2.    Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by or in the right of the corporation to procure a judgment or legally binding decision in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence, fraud or misconduct in the performance of such person’s duty or obligations to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
Section 3.    Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against their expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 4.    Specific Authorization. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standards of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of a quorum of the stockholders of the corporation.
Section 5.    Advance Payment. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding for which indemnification is appropriate under these bylaws may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided for in Section 4 of this Article V upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it ultimately is determined that such person is entitled to indemnification by the corporation as authorized in this Article V.
Section 6.    Non-Exclusivity. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.    Insurance. The Board of Directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance of any type and amount on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V or applicable law.
Section 8.    Severability. If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not be affected otherwise thereby but shall remain in full force and effect.
Section 9.    Intent of Article. The intent of this Article V is to provide for indemnification to the fullest extent permitted by section 145 of the General Corporation Law of Delaware or any other applicable law. To the extent that such Section or any successor section, or other applicable law, may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by the law.
ARTICLE VI
CAPITAL STOCK
Section 1.    Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairperson or vice-chairperson of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
Section 2.    Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed stock certificate or certificates, or such owner’s legal representative, (i) to give reasonable evidence of such loss, theft or destruction, (ii) to advertise the same in such manner as it shall require, and/or (iii) to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
Section 3.    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
Section 4.    Record Date for Action at a Meeting or for Other Purposes. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, stock split, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose within this Section 4 of Article VI shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
Section 5.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and any other rights related to ownership of these shares, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or ordered by a court of competent jurisdiction.
ARTICLE VII
CERTAIN TRANSACTIONS
Section 1.    Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers also are directors or have a financial interest, shall be void or voidable solely for these reasons, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the vote or votes of such director or officer are counted for such purpose, if:
(a)    the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee of the board, and the board or committee in good faith authorizes the contract or transaction by unanimous written consent or the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)    the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction specifically is approved in good faith by written consent or a majority vote of a quorum of the stockholders; or
(c)    the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Section 2.    Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction with interested parties covered by this Article VII.
ARTICLE VIII
GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting of the board or stockholders, or by unanimous written consent of the board, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation thereof.
Section 2.    Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and, separately, may abolish any such reserve.
Section 3.    Checks. All checks or demands for money and notes of the corporation shall be signed either by the corporation’s chief financial officer, chief accounting officer, controller, or such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate in writing.
Section 4.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may change at the discretion of the board.
Section 5.    Seal. The Board of Directors, by resolution, may adopt a corporate seal but is not required to do so. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.
ARTICLE IX
AMENDMENTS
The Board of Directors is expressly empowered to adopt, amend or repeal these bylaws; provided, however, that any adoption, amendment or repeal of these bylaws by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 ⅔%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board). The stockholders also shall have power to adopt, amend or repeal these bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation of this corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these bylaws.
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